Exhibit 99.(s)(1)

POWER OF ATTORNEY

The undersigned officers and directors of BlackRock Preferred Partners LLC (the "Fund") do constitute and appoint John M. Perlowski, Jonathan Diorio, Neal J. Andrews, Janey Ahn, Jay M. Fife and Benjamin Archibald, and each of them, her true and lawful attorneys and agents, each with full power and authority (acting separately and without the other) to execute in the name and on behalf of the undersigned as such director a Registration Statement on Form N-2, including any pre-effective amendments and/or any post-effective amendments thereto and any subsequent Registration Statement of the Fund pursuant to Rule 462(b) of the Securities Act of 1933, as amended (the "1933 Act"), and any other filings in connection therewith, and to file the same under the 1933 Act and/or the Investment Company Act of 1940, as amended, or otherwise, with respect to the registration of the Fund or the registration or offering of the Fund's limited liability company units, as applicable; granting to such attorneys and agents and each of them, full power of substitution and revocation in the premises; and ratifying and confirming all that such attorneys and agents, or any of them, may do or cause to be done by virtue of these presents.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of the 27th day of April, 2017.

Signature	Title

/s/ John M. Perlowski
John M. Perlowski	Director, President and Chief Executive Officer

/s/ Neal J. Andrews
Neal J. Andrews	Chief Financial Officer

/s/ Richard E. Cavanagh
Richard E. Cavanagh	Director

/s/ Michael J. Castellano
Michael J. Castellano	Director

/s/ Cynthia L. Egan
Cynthia L. Egan	Director

/s/ Jerrold B. Harris
Jerrold B. Harris	Director

/s/ W. Carl Kester
W. Carl Kester	Director

/s/ Catherine A. Lynch
Catherine A. Lynch	Director

/s/ Karen P. Robards
Karen P. Robards	Director

/s/ Barbara G. Novick
Barbara G. Novick	Director

[Signature Page to BPP N-2 Power of Attorney]